UNITED STATES
  SECURITIES EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2008

ERF WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 SOUTH SHORE BOULEVARD, SUITE 100, LEAGUE CITY, TEXAS 77573
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (281) 538-2101

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 16, 2009, ERF Wireless, Inc. ("ERFW"), announced in a press release that the company has entered into a reseller agreement with Schlumberger Information Solutions Remote Connectivity North America division (“SIS RCO NAM”) whereby Schlumberger will exclusively resell the wireless broadband products and service of ERF Wireless in the North American oil and gas markets, including offshore.  The agreement also requires ERF Wireless to exclusively provide its wireless broadband products and services in the oil and gas markets to Schlumberger for resell under the Schlumberger label.  ERF Wireless may continue to provide wireless broadband products and services to its existing oil and gas customers in North America on a non-resell basis.  The major points of the agreement are summarized below:  A copy of the Exclusive Reseller Agreement for the United States is attached as Exhibit 10.1. A copy of the Exclusive Reseller Agreement for Canada attached as Exhibit 10.2. A copy of the press release is attached as Exhibit 99.1.

Exclusive Reseller Agreement Summary:

1.	ERF Wireless to Exclusively provide its wireless broadband to Schlumberger for the North American oil and gas markets.

2.	Schlumberger to Exclusively resell wireless broadband products and services of ERF Wireless in North American oil and gas markets under a Schlumberger private branding.

3.
Schlumberger’s exclusivity shall be subject to minimum numbers of yearly purchase commitments as set forth in Schedule B.  Monthly cost of each wireless circuit charged to Schlumberger based on guaranteed contract term length is specified in Schedule A.

4.	The exclusive reseller agreement has a three year initial term with two one year extensions.

5.
The minimum market penetration guaranteed by the agreement is approximately 67% of all active drilling locations in existing ERF Wireless coverage areas and 50% in all newly acquired, owned, leased, contracted for, or where ERF Wireless has otherwise obtained the rights to the new wireless coverage needed to provide the Services specific to Schlumberger defined regions.

6.
The overall market size assumptions are that over the  36-month life of the agreement a total of a minimum of 1077 combined wireless circuits will be established in the North American Territory from a combination of mobile broadband trailers (MBT) and modified mobile vehicles.

7.	In addition to supplying the wireless circuit connectivity, ERF Wireless will also provide the manpower and resources to modify approximately 750 Mobile Vehicles.

8.	Certain sensitive and proprietary information has been redacted from the copies of the agreements being filed herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 10.1	Exclusive United States Reseller Agreement
Exhibit 10.2	Exclusive Canadian Reseller Agreement

Exhibit 99.1	Press Release dated January 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc. By: /s/ H. Dean Cubley Dr. H. Dean Cubley Chief Executive Officer